                                                             EXHIBIT (h)(18)(ii)

                               September 25, 1998


                                 Westcore Trust
                       370 Seventeenth Street, Suite 3100
                                Denver, CO 80202

Janney Montgomery Scott, Inc.
1801 Market Street
Philadelphia, PA  19103

ALPS Mutual Funds Services, Inc.
370 Seventeenth Street, Suite 3100
Denver, CO  80202

Boston Financial Data Services, Inc.
Two Heritage Drive
Quincy, MA  02171

VIA:  Federal Express

          Re: The Standard Agency Trading Agreement (the "Agreement") dated as of August 21, 1998 between Janney Montgomery Scott, Inc., Westcore Trust and its Fund Affiliates.

Dear Sirs:

          Commencing on October 1, 1998, Westcore Trust will offer a new investment portfolio - Westcore Mid-Cap Opportunity Fund. By your signature below please confirm that effective October 1, 1998, the Agreement (including any attachments thereto listing the Funds covered by the Agreement) hereby is amended to include Westcore Mid-Cap Opportunity Fund as a Fund under the Agreement. In all other respects the Agreement continues in effect in accordance with its terms.

          Please keep one signed original of this letter and return the remaining originals to:

          Westcore Trust
          Attn:  Kristine Cook
          1225 17th Street, 26th Floor
          Denver, CO  80202

          If you have any questions regarding the Agreement or Westcore Trust, please call Steve Wine or Kristine Cook at (800) 734-9378. Please address any legal concerns to Jasper Frontz at (303) 312-5044.

                                        Yours Truly,

                                        By:  /s/ Jack D. Henderson
                                             -----------------------------------
                                             Name:    Jack Henderson
                                             Title:   Vice President
                                             Date:    10/1/98

ACCEPTED AND AGREED TO:

JANNEY MONTGOMERY SCOTT, INC.           BOSTON FINANCIAL DATA SERVICES, INC. ON
                                        BEHALF OF STATE STREET BANK & TRUST CO.
                                        AS TRANSFER AGENT

By:  /s/ Charles Sullivan               By:  /s/ Jennifer Amendolare
     ------------------------------          -----------------------------------
     Name:    Charles Sullivan               Name:    Jennifer Amendolare
     Title:   Sr. V. P.                      Title:   CSO
     Date:    10/23/98                       Date:    9/29/98

ALPS MUTUAL FUNDS SERVICES, INC.,
ADMINISTRATOR, DISTRIBUTOR AND
BOOKKEEPING AND PRICING AGENT

By:  /s/ Ned Burke
     ------------------------------
     Name:    Ned Burke
     Title:   E.V.P.
     Date:    10/2/98